UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)/A of the Securities

Exchange Act of 1934

Check the appropriate box: [ ] Preliminary Information Statement
[X] Definitive Information Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

GLOBAL EARTH ENERGY, INC.

_____________________________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c5(g) and 0-11.

(1)

Title of each class of securities to which transaction applies:

Not Applicable

(2)

Aggregate number of securities to which transaction applies:

Not Applicable

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

Not Applicable

(4)

Proposed maximum aggregate value of transaction:

Not Applicable

(5)

Total fee paid:

Not Applicable

[  ] Fee paid previously with preliminary materials:

_____________________________________________________________________________________________

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1) Amount previously paid:

Not Applicable

(2) Form, Schedule or Registration Statement No.

Not Applicable

(3) Filing Party:

Not Applicable

(4) Date Filed:

Not Applicable

INFORMATION STATEMENT

Relating to the amendment of our Articles of Incorporation

Global Earth Energy, Inc.

1213 Culberth Drive

Wilmington, NC 28405

(910) 270-7749

Dear Global Earth Energy, Inc. Shareholders:

NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing a majority of our outstanding shares of voting stock approving the following action:

1)

Approval of an amendment of our Articles of Incorporation to increase the number of our authorized common shares.

As of the close of business on January 17, 2014, the record date for shares entitled to notice of and to sign written consents in connection with the recapitalization, there were 1,991,790,034 shares of our common stock and 3,000,000 shares of our preferred stock outstanding. Prior to the mailing of this Information Statement, certain shareholders who represent a majority of our outstanding voting shares, signed written consents approving the action listed above on the terms described herein (the “Action”). As a result, the Action has been approved and neither a meeting of our stockholders nor additional written consents are necessary. We are not asking you for a Proxy and you are requested not to send us a Proxy.  The Action will be effective twenty (20) days from the mailing of the Information Statement, which is expected to take place on February 7, 2014, and such Action will result in the following:

1)

The Articles of Incorporation will be amended to increase the Company’s authorized shares of common stock from 2,000,000,000 to 6,000,000,000 shares.   The   common shares will have a par value of $.00001 per share.

The Company will pay all costs associated with the distribution of the Information Statement, including the cost of printing and mailing. The Company will reimburse brokerage and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Company’s common stock.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS:  NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN, AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTION, DESCRIBED MORE SPECIFICALLY BELOW, HAS ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

By Order of the Board of Directors

/s/ Betty Ann Harland

Betty Ann Harland, Chief Executive Officer

APPROVAL OF THE AMENDMENT TO INCREASE AUTHORIZED SHARES

General

Our Shareholders have approved an amendment to the Company’s Articles of Incorporation which increases our total number of authorized shares of common stock from 2,000,000,000 shares, with a par value of $.00001 per share, to 6,000,000,000 shares of common stock, with a par value of $.00001 (the “Amendment”). No changes will be made to the authorized shares of preferred stock.

As of the record date, 1,991,790,034 shares of our common stock were outstanding.  Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders.  As of the record date, 3,000,000 shares of our Series B preferred stock were issued and outstanding.  Pursuant to our Certificate of Designation establishing Series B preferred stock, a holder of shares of the Series B preferred stock is entitled to the number of votes equal to the number of shares of the Series B preferred stock held by such holder multiplied by 500 on all matters submitted to a vote of our stockholders.

Presently, the holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors.  Our common stockholders do not have cumulative voting rights.  Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds.  In the event of the liquidation, dissolution, or winding up of Global Earth Energy, Inc., the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding.

The additional common stock to be authorized would have rights identical to our currently outstanding common stock.  Issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for affects incidental to increasing the number of outstanding shares of our common stock, such as dilution of the earnings per share and voting rights of current holders of common stock.  The amendment will become effective upon filing of a certificate of amendment of our articles of incorporation with the Secretary of State of Nevada.

The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock.  The amendment would not alter or modify any preemptive right of holders of our common stock to acquire our shares or effect any change in our common stock, other than the number of authorized shares.

In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the additional shares will dilute the earnings per share and book value per share of all outstanding shares of our common stock.  If such factors were reflected in the price per share of common stock, the potential realizable value of a stockholder’s investment could be adversely affected.

Reason for the Amendment

The Board of Directors and the shareholders, deem it advisable to increase the number of our authorized shares of common stock in order to provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. Neither the Board of Directors nor our management is aware of any specific effort to accumulate our securities or to obtain control over us by means of a merger or tender offer.

As of the date of this Information Statement, our Board has plans to issue or use our newly authorized shares of common stock to satisfy current obligations with respect to the conversion of a promissory note into shares of our common stock and in connection with the issuance of shares of our common stock in anticipation of future stock plans.  In addition, the increase in the number of our authorized common stock is proposed by our management in order to ensure sufficient reserves of our common stock for various capital purposes and to eliminate the need for similar amendments in the near future, which could be costly and time-consuming.

The Company’s existing Articles of Incorporation, as amended, authorize 2,000,000,000 common shares, with a par value of $.00001, and 100,000,000 shares of Preferred Stock with a par value of $.001. The proposed Amendment increases the total number of shares of common stock the Company is authorized to issue to 6,000,000,000 shares and no change is being made to the number of authorized preferred shares.

Approval of an increase in the authorized number of common shares generally empowers the directors of the Company to issue additional common shares without giving notice to the shareholders or obtaining their approval, except in certain circumstances, such as in connection with the adoption of certain employee benefit plans.

Convertible Note

In December, 2013, the Company borrowed $50,000.00 from a private party, with whom management had a prior existing business relationship.  The funds were used to provide working capital for the Company.  That Note yields interest at a rate of twenty-two percent (22%) per annum, and it is due in June, 2014.  In addition, the Note is convertible at the option of the holder into 74,572,000 shares of the common stock of the Company .

Existing Anti-Takeover Provisions

The proposal to increase the authorized number of common shares is not submitted in response to any accumulation of stock or threatened takeover. However, the increase in the number of authorized shares of common stock could, under certain circumstances, be construed as having an anti-takeover effect by, for example, diluting the stock ownership of shareholders and possibly making it more difficult to effect a change in the composition of the Board of Directors through the removal or addition of directors, or to accomplish a given transaction that may be in the shareholders’ interests. Further, the dilutive effect may limit the participation of shareholders in a merger or similar business combination, whether or not such transaction is favored by our management.

Dissenters’ Right of Appraisal

No action will be taken in connection with the proposed corporate action by our board of directors or the voting stockholders for which Nevada law, our articles of incorporation or bylaws provide stockholders with a right to dissent and obtain appraisal of or payment for such stockholder’s shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 12, 2013, the following table sets forth the total number of shares beneficially owned by each of our directors, officers, and key employees, individually, and as a group, and the present owners of 5% or more of our total outstanding shares.  The ownership of the Company’s shares, as reflected in this table, will not change as a result of the authorization of additional shares of common stock:

	Shares of Common Stock Beneficially Owned (2)		Shares of Preferred Stock Beneficially Owned (2)
Name of Beneficial Owner (1)	Number	Percent	Number	Percent
Betty A. Harland (3)(4)	35,111,645	1.9	3,000,000	100
Sydney A. Harland (3)(4)	55,001,652	2.98	-0-	-0-
Edmund J. Gorman	10,000,000.54		-0-	-0-
All directors and officers as a group (three persons)	100,113,297	5.42	3,000,000	100

 (1)

Unless otherwise indicated, the address for each of these stockholders is c/o Global Earth Energy, Inc., at 1213 Culberth Drive, Wilmington, North Carolina 28405.  Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to our shares of common stock or preferred stock which he beneficially owns.

(2)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  As of December 12, 2013, there were outstanding 1,832,784,754 shares of our common stock and 3,000,000 shares of our Series B preferred stock.

(3)

Each share of our Series B preferred stock has voting rights equal to 500 shares of our common stock for every one share of our Series B preferred stock held, which equates to voting rights of 1,500,000,000 shares of our common stock.  Betty-Ann Harland, who, together with her husband, Sydney A. Harland, hold 90,113,297 shares of our common stock and 3,000,000 shares of our Series B preferred stock. Therefore, Mr. and Mrs. Harland, effectively, have the power to vote 1,535,111,645 shares of our common stock.  This voting power exceeds the majority of the issued and outstanding shares of common stock of the Company on the record date.

(4)

Inasmuch as Betty Harland and Sydney A. Harland are married, pursuant to the Exchange Act and regulations issued thereunder, Mr. Harland is deemed to be the beneficial owner of the shares of our common and preferred stock owned by Mrs. Harland.

As a result of the stock ownership by Mr. and Mrs. Harland, they are able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets.  This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

Unless otherwise noted above:

•

There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of Global Earth Energy, Inc.; and

•

There are no arrangements or understandings among any one with respect to the election of directors or other matters.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities.  Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  All such persons have filed all required reports.

DOCUMENTS INCORPORATED BY REFERENCE

Our Annual Report on Form 10-K for the year ended August 31, 2013, and our Quarterly Reports on Form 10-Q for the periods ended February 28, 2013 and November 30, 2013, are incorporated herein by reference.

COPIES OF ANNUAL AND QUARTERLY REPORTS

We will furnish a copy of our Annual Report on Form 10-K for the year ended August 31, 2013, and our Quarterly Report on Form 10-Q for the period ended February 28, 2013 and November 30, 2013, and any exhibit referred to therein without charge to each person to whom this Information Statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request.  Any request should be directed to our corporate secretary at 1213 Culberth Drive, Wilmington, North Carolina 28405, telephone (910) 270-7749.

By Order of the Board of Directors

/s/ Betty Ann Harland

Betty Ann Harland

Chief Executive Officer

Exhibits Index

Exhibit 3(i)

Certificate of Amendment to the Articles of Incorporation

Exhibit 20

Resolution of the Shareholders